THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

MOBILEPRO CORP.

7.75% SECURED CONVERTIBLE DEBENTURE

August 28, 2006

No. MOBL-3-1	US$2,300,000

This Convertible Debenture (the “Debenture”) is issued on August 28, 2006 (the “Closing Date”) by MobilePro Corp., a Delaware corporation (the “Company”), to Cornell Capital Partners, LP (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01    Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder on January 31, 2008 (“Maturity Date”), in lawful money of the United States of America and in immediately available funds the principal sum of $2,300,000, together with interest on the unpaid principal of this Debenture at the rate of seven and three-quarters percent (7.75%) per year (compounded monthly) from the date of this Debenture until paid. All unpaid principal amount and accrued interest shall be due and payable to the Holder on the Maturity Date, except as otherwise set forth herein. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock after giving effect to such conversion (unless the Holder provides to the Company sixty-five (65) days prior written notice that this provision shall not apply).

Section 1.02    Payments.

(a)    The Company shall make weekly scheduled payments (“Scheduled Payments”) consisting of at least $125,000 of principal, commencing with the first Scheduled Payment which shall be due and payable on January 2, 2007. Interest payments on the outstanding principal balance hereof shall be due and payable with the principal payment installments above. The Company shall have the right to make each Scheduled Payment in shares of Common Stock, which shares shall be valued at the lower of the Conversion Price then in effect or a price equal to a seven percent (7%) discount to the average of the two lowest daily volume weighted average prices of the Common Stock as quoted by Bloomberg, LP for the five (5) trading days immediately following the Scheduled Payment date (the “Payment Conversion Price”), provided that such shares are either (i) freely tradeable under Rule 144 of the Securities and Exchange Commission (the “Commission”), (ii) registered for sale under the Securities Act of 1933, or (iii) freely tradeable without restriction in the hands of the Holder. All payments in respect of the indebtedness evidenced hereby shall be made in collected funds (unless paid in shares of Common Stock) and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Debenture in such order as the Holder elects, except that payments shall be applied to accrued interest before principal. Notwithstanding the foregoing, this Debenture shall become due and immediately payable, including all accrued but unpaid interest, upon an Event of Default (as defined in Section 3.01 hereof). Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day. Time is of the essence of this Debenture. The Company shall be permitted to prepay any amounts owed under this Debenture if the price of the shares of the Company’s Common Stock is less than $0.275 per share and also may, at its option, increase any scheduled payment to $750,000 (payable in cash or Common Stock as set forth above) without incurring any penalties or fees. Nothing contained in this paragraph shall limit the amount that the Holder can convert at any time.

(b)    Procedures for Making Payments in Stock. If the Company elects to make a Scheduled Payment in shares of Common Stock, the Company shall provide the Holder with written notice of such election (“Notice”), on or before the Scheduled Payment date, which Notice shall be irrevocable. Once a Notice is delivered by the Company, the Company shall have an unconditional obligation to issue the shares of Common Stock corresponding to such Notice. Each Notice shall set forth the amount of such Scheduled Payment that the Company is electing to pay in shares of Common Stock, confirm that the all conditions to the Company’s right to make such Scheduled Payment in shares of Common Stock have been satisfied, and be signed by an officer of the Company. The Company shall issue the shares of Common Stock corresponding to each Notice within seven (7) days after such Notice. The Company acknowledges that the Holder may sell shares of the Company’s Common Stock corresponding with a particular Notice after the Notice is received by the Holder and that the Holder will suffer financial hardship if the shares corresponding to a Notice are not timely delivered.

Section 1.03    Right of Redemption.

(a)    Common Stock Trading At or Above Conversion Price. In the event that the Company’s common stock is trading at or above the Conversion Price, as adjusted in accordance with Section 5.01 hereof, the Company at its option shall have the right, with sixty (60) days advance written notice, to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date, provided that at least the number of Conversion Shares representing all principal and accrued interest then due and payable by the Company pursuant to the Debenture are registered for sale under the Securities Act of 1933. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest (collectively referred to as the “In the Money Redemption Amount”). The Company shall deliver to the Holder the In the Money Redemption Amount within three (3) business days after expiration of the sixty-day notice requirement.

In the event the Company exercises a redemption of either all or a portion of the outstanding principal amounts plus accrued interest due and outstanding under this debenture as outlined in this Section 1.03(a), the Holder shall receive a warrant to purchase an amount of shares equal to one-third of the principal amount redeemed divided by the Conversion Price. Such warrant shall be exercisable on a “cash basis” at the Conversion Price, shall have “piggy-back” and demand registration rights, and shall survive for a period of the shorter of five (5) years from the Closing Date or eighteen (18) months after underlying shares are registered for sale under the Securities Act of 1933 or are freely tradeable without restriction in the hands of the Holder.

In the event that the Company redeems a portion of the amount outstanding under this Debenture pursuant to this Section 1.03(a), the Company shall be entitled to an off-set of the amount of principal and accrued interest due pursuant to the Scheduled Payment equal to the amount of principal and accrued interest redeemed or converted (the “In the Money Off-Set Amount”). In such event the Company shall still be obligated to make a Scheduled Payment reduced by the In the Money Off-Set Amount as contemplated by this Section 1.03(a).

Notwithstanding the foregoing, in the event that the Company has elected to redeem a portion of the outstanding principal amount and accrued interest under this Debenture pursuant to this Section 1.03(a), the Holder shall be permitted to convert all or any portion of this Debenture during such sixty day period.

(b)    Common Stock Trading Below Conversion Price. In the event that the Company’s common stock is trading below the Conversion Price, as adjusted in accordance with Section 5.01 hereof, the Company at its option shall have the right, with fifteen (15) days advance written notice, to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date, provided that at least the number of Conversion Shares representing all principal and accrued interest then due and payable by the Company pursuant to the Debenture are registered for sale under the Securities Act of 1933.

In the event that the Company elects to exercise its redemption rights under this Section 1.03(b), it shall pay a redemption premium to the Holder. The Holder shall have the option, upon five (5) days written notice to elect to receive an amount equal to the principal amount being redeemed plus a redemption premium equal to ten percent (10%) of the principal amount being redeemed, and accrued interest (the “Out of the Money Redemption Amount”); or the principal amount being redeemed plus a warrant to purchase an amount of shares equal to one-third of the principal amount redeemed divided by the Conversion Price. Such warrant shall be in the form of the warrants issued in connection with the Securities Purchase Agreement and shall survive for a period of the shorter of five (5) years from the Closing Date or the years from the date issued. The Company shall deliver to the Holder the Out of the Money Redemption Amount, or the principal amount redeemed plus warrant, within three (3) business days after expiration of the fifteen-day notice requirement.

In the event that the Company redeems a portion of the amount outstanding under this Debenture pursuant to this Section 1.03(b), the Company shall be entitled to an off-set of the amount of principal and accrued interest due pursuant to the Scheduled Payment equal to the amount of principal and accrued interest redeemed or converted (the “Out of the Money Off-Set Amount”). In such event the Company shall still be obligated to make a Scheduled Payment reduced by the Out of the Money Off-Set Amount as contemplated under this Section 1.03(b).

Notwithstanding the foregoing, in the event that the Company has elected to redeem a portion of the outstanding principal amount and accrued interest under this Debenture pursuant to this Section 1.03(b), the Holder shall be permitted to convert all or any portion of this Debenture during such fifteen day period.

Section 1.04    Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the price per share equal to $0.174 (the “Conversion Price”), as may be adjusted in accordance with Section 5.01 hereof. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice. Any conversion under this Debenture of all or any part of the principal amount of the Debenture, plus accrued interest, shall be credited to the next scheduled payment of principal and interest under Section 1.02 hereof, and if such next scheduled payment of principal and interest is paid in full and an additional sum is available, then such excess shall be applied to future scheduled payments of principal and interest under Section 1.02 hereof.

Reservation of Common Stock. The Company shall reserve for issuance to the Holder 140,000,000 shares for issuance upon conversions or redemptions of the Debenture (the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion or redemption of the Debenture. If at any time the Share Reserve is insufficient to effect the full conversion or redemption of the Convertible or the full exercise of the Warrants, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

Section 1.05    Registration Rights. If the Company decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act (a “Registration”) on a form that is suitable for an offering of shares of Common Stock by the Company or by third parties and that is not a registration solely to implement an employee benefit plan on Commission Form S-8, a registration statement on Commission Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable (such form, a “Registration Statement”), the Company shall give written notice to the Holders of its intention to effect such a Registration. The Company shall include all of the Conversion Shares and all shares issuable pursuant to payments in Common Stock by the Company in such Registration.

Section 1.06    Interest Payments. The interest payable under this Debenture will be paid at the time of maturity, conversion, or as otherwise set forth herein to the person in whose name this Debenture is registered. Interest shall be paid in cash when due, or at the time such interest is payable, the Company, in its sole discretion, may elect to pay the interest in shares of Common Stock, provided such shares are freely tradeable by the Holder. If interest is paid in shares of Common Stock, such shares shall be issued at the rate as the Payment Conversion Price at the time paid. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.07    Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

ARTICLE II.

Section 2.01    Waiver. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 2.02    Security and Priority. The obligations to the Holder under this Debenture shall be secured by the security interests created by the Assignment Agreement dated as of May 13, 2005 given by Airlee Opportunity Master Fund, Ltd. to the Holder and acknowledged by the Company, the Amended and Restated Security Agreement and the Amended and Restated Collateral Assignment Agreement (collectively, the “Security Documents”). The parties intend for security interests created by the Security Documents to relate back to all prior filings made by the Holder or Airlee Opportunity Master Fund, Ltd. No indebtedness of the Company is contractually senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is contractually senior in any respect to the obligations of the Company under this Debenture.

Section 2.03    Transaction Documents. “Transaction Documents”, wherever used herein, means any one of the following items: Securities Purchase Agreement dated August ___, 2006 between the Company and the Holder, this Debenture, the Initial Security, the Investor Registration Rights Agreement dated August ___, 2006 between the Company and the Holder, the Warrants issued in connection with the Securities Purchase Agreement, the Security Documents (as defined in Section 2.02), the Guaranty Agreement dated May 13, 2005 herewith and all other instruments, documents, contracts, agreements, promissory notes and evidences of indebtedness now or hereafter existing between the Company and/or its subsidiaries and the Holder, whether or not related to the indebtedness evidenced by this Debenture.

ARTICLE III.

Section 3.01    Events of Default and Remedies.

(a)    An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)    Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on Interest Payment Date, Principal Payment Date, a Conversion Date, upon redemption, or the Maturity Date or by acceleration or otherwise (collectively, the “Payment Date”)) which is not cured within 15 days of the applicable Payment Date;

(ii)    The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be specifically covered by Section 3.01(a) hereof) which is not cured by the Holder within 15 days of the Holder delivering written notice to the Company specifying the failure, breach or default or any Transaction Document (as defined in Section 2.03) which is not cured within the time prescribed therein, if any;

(iii)    The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)    The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)    The Common Stock shall cease to be quoted for trading or listed for trading on the Nasdaq OTC Bulletin Board (“OTC”), Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”) and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or

(vi)    The Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date, or prior to the seventh (7th) Trading Day after a Scheduled Payment due date, or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Debenture in accordance with the terms hereof. The Company acknowledges that failure to honor a Conversion shall cause irreparable harm to the Holder.

(vii)    The Company shall fail to file the Registration Statement with the Commission, or the Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Investor Registration Rights Agreement (“Registration Rights Agreement”) dated August ___, 2006 between the Company and the Holder, or, while the Registration Statement is required to be maintained effective pursuant to the terms of the Investor Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Investor Registration Rights Agreement) in accordance with the terms of the Investor Registration Rights Agreement, and such lapse or unavailability continues for a period of more than ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) days in any 365-day period (which need not be consecutive);

(b)    Remedies. During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. Upon an Event of Default the Holder may elect to convert this Debenture at the Payment Conversion Price set forth in Section 1.02 hereof. Further, upon an Event of Default, interest on the outstanding principal balance shall accrue interest thereafter until paid at an annual rate (the “Default Rate”) equal to twenty four (24%), regardless of whether there has been an acceleration of the payment of principal and interest as set forth herein. The Default Rate shall continue until all amounts are collected, whether in settlement, collecting upon a judgment or otherwise. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Upon an Event of Default, notwithstanding any other provision of this Debenture or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the underlying Shares.

ARTICLE IV.

Section 4.01    Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.04 above.

Section 4.02    Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

ARTICLE V.

Section 5.01    Section 5.01Anti-dilution. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

(a)    Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Closing Date of this Debenture, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities as defined herein) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price then in effect shall be reduced to an amount equal to such consideration per share, provided that in no event shall the Conversion Price be reduced below $0.001.

(b)    Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5.01(a) above, the following shall be applicable:

(i)    Issuance of Options. If after the date hereof, the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities (“Options”) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5.01(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any other convertible security other than this Debenture issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

(ii)    Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities after the Closing Date and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 5.01(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5.01(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)    Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Debenture shall be correspondingly readjusted. For purposes of this Section 5.01(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Closing Date of this Debenture are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 5.01(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(c)    Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Sections 5.01(a) and 5.01(b), the following shall be applicable:

(i)    Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.

(ii)    Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.

(iii)    Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv)    Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5.01(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)    Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date; and

(f)    Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5.01 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debenture; provided, except as set forth in Section 5.01(d), that no such adjustment pursuant to this Section 5.01(f) will increase the Conversion Price as otherwise determined pursuant to this Section 5.01.

(g)    Notices.

(i)    Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to the holder of this Debenture, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)    The Company will give written notice to the holder of this Debenture at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(h)    Definitions.

(i)    “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii)    “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, and (c) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture.

Nothing in this Section 5.01 shall be deemed to authorize the issuance of any securities by the Company in violation of Section 5.02.

Section 5.02    Consent of Holder to Sell Capital Stock or Grant Security Interests. Except for the issuance of capital stock under any financing arrangements now or hereafter existing by the Company to the Holder, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock’s fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company other than equipment financing and capital leases in the ordinary course of business, or (iv) file any registration statement on Form S-8.

ARTICLE VI.

Section 6.01    Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Mobilepro Corp.
6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
Attention: Jay Wright, Chairman and Chief Executive Officer
Telephone: (301) 315-9040
Facsimile: (301) 315-9027

With a copy to:	Seyfarth Shaw LLP
815 Connecticut Avenue, NW, Suite 500
Washington, DC 20006-4004
Attention: Ernest M. Stern, Esquire
Telephone: (202) 828-5360
Facsimile: (202) 828-5393

If to the Holder:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo, President
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Troy J. Rillo, Esq.
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Section 6.02    Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principles of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03    Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04    Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05    Attorneys’ Fees. If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 6.06    Savings Clause. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 6.07    WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

MOBILEPRO CORP.

By:	/s/ Jay Wright
Name: Jay Wright
Title: Chairman and CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $___________ of the principal amount of Debenture No. MOBL-3-1 into Shares of Common Stock of MOBILEPRO CORP., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Amount to be converted:	$
Conversion Price:	$
Number of shares of Common Stock to be issued:
Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: